UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective immediately preceding the Annual Meeting (as defined below) on May 15, 2017, the Board of Directors (the "Board") of Quad/Graphics, Inc. (the "Company") approved an amendment to Section 3.01 of Article III of the Company's Amended Bylaws to decrease the size of the Board from ten directors to nine directors.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 15, 2017, the Company held its 2017 annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders voted on the following proposals:

•	The election of all nine directors to the Company's Board of Directors for a one-year term to expire at the Company's 2018 annual meeting of shareholders;

•	An advisory vote to approve the compensation of the Company's named executive officers as disclosed in the proxy statement; and

•	An advisory vote on the frequency of the advisory shareholder vote on the compensation of the Company's named executive officers.

As of the March 8, 2017, record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 37,519,587 shares of the Company's class A common stock were outstanding and eligible to vote with an aggregate of 37,519,587 votes; and 14,198,464 shares of the Company's class B common stock were outstanding and eligible to vote with an aggregate of 141,984,640 votes. Approximately 93.0% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

The shareholders elected Mark A. Angelson, Douglas P. Buth, John C. Fowler, Stephen M. Fuller, Christopher B. Harned, J. Joel Quadracci, Kathryn Quadracci Flores, Jay O. Rothman and John S. Shiely as directors for a one-year term to expire at the Company's 2018 annual meeting of shareholders. The results of the votes were as follows:

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage(1)	Votes	Percentage	Votes	Percentage(2)
Mark A. Angelson	165,953,586.62	99.4%	1,040,882.89	0.6%	—	N/A
Douglas P. Buth	163,657,462.76	98.0%	3,337,006.75	2.0%	—	N/A
John C. Fowler	154,022,977.03	92.2%	12,971,492.48	7.8%	—	N/A
Stephen M. Fuller	165,949,340.53	99.4%	1,045,128.98	0.6%	—	N/A
Christopher B. Harned	153,611,589.99	92.0%	13,382,879.52	8.0%	—	N/A
J. Joel Quadracci	154,238,607.20	92.4%	12,755,862.31	7.6%	—	N/A
Kathryn Quadracci Flores	153,631,778.07	92.0%	13,362,691.44	8.0%	—	N/A
Jay O. Rothman	156,767,135.75	93.9%	10,227,333.75	6.1%	—	N/A
John S. Shiely	165,245,553.34	99.0%	1,748,916.17	1.0%	—	N/A

Advisory Vote to Approve Executive Compensation

The shareholders approved the compensation of the Company's named executive officers as disclosed in the proxy statement. The results of the advisory vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)	Votes	Percentage(2)
157,013,695.51	94.1%	9,895,979.07	5.9%	84,791.93	N/A	—	N/A

Advisory Vote on the Frequency of the Advisory Shareholder Vote on Executive Compensation

The shareholders expressed a preference that an advisory vote on the compensation of the Company's named executive officers occur once every three years. The results of the advisory vote were as follows:

Every Year		Every Two Years		Every Three Years		Abstain
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)
19,010,854.54	11.4%	153,638.92	0.1%	147,634,777.08	88.5%	195,194.97	N/A

Broker Non-Votes
Votes	Percentage(2)
—	N/A

In accordance with the results of this vote, the Board of Directors of the Company determined to implement an advisory shareholder vote to approve the compensation of the Company's named executive officers once every three years until the next required advisory vote on the frequency of the advisory shareholder vote on the compensation of the Company's named executive officers, which is scheduled to occur at the Company's 2023 annual meeting of shareholders.
______________________________

(1)Based on a total of all votes received and eligible to be counted as voted on this proposal at the Annual Meeting.

(2)"N/A" means that abstentions and/or broker non-votes do not have any effect on the voting results on this proposal.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective May 15, 2017

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2017

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration & General Counsel and Secretary

QUAD/GRAPHICS, INC.

Exhibit Index to Current Report on Form 8-K
Dated May 15, 2017

Exhibit
Number

(3.1)	Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective May 15, 2017

(3.2)	Amended Bylaws of Quad/Graphics, Inc., as amended through May 15, 2017